     As filed with the Securities and Exchange Commission on April 10, 1998
                                            Registration Statement No. 333-43485

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)
                             ----------------------

              DELAWARE                                 04-3130648
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
 of incorporation or organization)

                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                             ----------------------

                              DEBORAH ENGLAND GRAY
                                 GENERAL COUNSEL
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ 333-_______.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ 333-__________.

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

          -------------------------------------------------------------

      THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 to Registration Statement No. 333-43485 is made pursuant to Rule 416 under the Securities Act of 1933 to reflect a two-for-one stock split effected by the Registrant as a 100% common stock dividend distributed on March 9, 1998 to holders of record on February 20, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 10, 1998

PROSPECTUS

                               SAPIENT CORPORATION

                          91,760 SHARES OF COMMON STOCK

                              ---------------------

      This prospectus covers the offer and sale (the "Offering") of up to 91,760 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Sapient Corporation (the "Company"). The Shares may be offered and sold from time to time for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Shares were issued to the Selling Stockholders in connection with acquisition by the Company of EXOR Technologies, Inc. ("EXOR") on December 15, 1997 pursuant to the terms of a stock purchase agreement. See "The Acquisition." The shares of Common Stock covered by this Prospectus also include the additional shares issued with respect to the foregoing shares as the result of a two-for-one stock split effected as a 100% stock dividend distributed on March 9, 1998 to holders of record on February 20, 1998.

      The Company will not receive any of the proceeds from the sale of the Shares covered by this Prospectus. The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company and blue sky fees and expenses.

      The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

      The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities

Act"), with respect to the Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

      The Company's Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "SAPE." On April 8, 1998, the closing sale price of the Common Stock on Nasdaq was $50.125 per share.

                             ----------------------

               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------------

                 The date of this Prospectus is April __, 1998.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Company is required to file electronic versions of certain documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference:

            (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 13, 1998, as amended by Form 10-K/As filed with the Commission on March 18, 1998 and March 30, 1998;

            (ii) The Company's Current Report on Form 8-K filed with the Commission on March 18, 1998; and

            (iii) The Company's Registration Statement on Form 8-A, filed with the Commission on March 26, 1996, as amended by Form 8-A/A on March 28, 1996.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: Sapient Corporation, One Memorial Drive, Cambridge, Massachusetts 02142, Attention: Secretary, Telephone: (617) 621-0200.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      Certain statements in this Prospectus and in the documents incorporated herein by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein by reference that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                   THE COMPANY

      Sapient is a leading provider of business and information technology solutions implemented on a fixed-price, fixed-timeframe basis. Using client/server and Web-based technologies, Sapient offers a variety of services designed to help clients rapidly achieve their business objectives, including implementation and integration of packaged software solutions, custom software development, implementation of enterprise resource planning ("ERP") systems, production support, and business and operational consulting. Sapient targets clients in information-intensive industries, including Financial Services, Energy Services, Manufacturing, Communications and Government.

      Sapient delivers services using its proprietary QUADD (Quality Design and Delivery) process. QUADD is a workshop-based methodology that emphasizes active client participation to help visualize, prioritize and create time-critical business and technology solutions. The Company believes that the QUADD process is an important competitive differentiator that allows Sapient and its clients to better understand the clients' business needs, and to design, develop, integrate and implement solutions that address those needs. The QUADD process consists of four stages: RIP workshop, Design, Implementation and Production. The RIP (Rapid Implementation Plan) workshop is designed to rapidly identify the client's needs and develop a strategy and action plan to meet those needs. The Design workshop focuses on outlining the proposed process changes and required information technology solutions. The Implementation stage primarily involves the development and testing of the new applications or enhancements to third-party packaged software applications or existing Sapient- developed solutions. The Production stage primarily involves the maintenance, enhancement and support of the solution after it is operational.

      In December 1997, Sapient acquired EXOR Technologies, Inc. ("EXOR"), a Dallas-based consulting and systems integration firm recognized as a leader in implementing ERP solutions using Oracle applications. EXOR operates as a division of the Company and is responsible for driving Sapient's growth in the implementation of full-scale ERP applications.

      The Company's executive offices are located at One Memorial Drive, Cambridge, MA 02142, and its telephone number is (617) 621-0200. Sapient(R), QUADD(R) and RIP(R) are registered servicemarks of the Company.

                                  RISK FACTORS

      The Shares offered hereby involve a high degree of risk. In addition to the other information included or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered by this Prospectus. Except for the historical information contained herein or incorporated herein by reference, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties. The cautionary statements contained or incorporated by reference in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear or are incorporated by reference in this Prospectus. The Company's actual results could differ materially from those discussed here. Important factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein or incorporated herein by reference.

MANAGEMENT OF GROWTH

      The Company's growth has placed significant demands on its management and other resources. The Company's revenues increased approximately 84% in 1997 from $49 million in 1996 to $90 million in 1997. The Company's staff increased from 530 full-time employees at December 31, 1996 to 817 at December 31, 1997. In December 1997, the Company completed the acquisition of EXOR, a consulting and systems integration firm based in Dallas, Texas. The Company's ability to manage its growth effectively will require it to continue to develop and improve its operational, financial and other internal systems, as well as its business development capabilities, to train, motivate and manage its employees and to successfully integrate acquired operations. In addition, the Company's future success will depend in large part on its ability to continue to set fixed-price fees accurately, maintain high rates of employee utilization and maintain project quality. The Company's management has limited experience managing a business of the Company's size or managing a public company. If the Company is unable to manage its growth and projects effectively, such inability could have a material adverse effect on the quality of the Company's services and products, its ability to retain key personnel and its business, financial condition and results of operations.

NEED TO ATTRACT AND RETAIN PROFESSIONAL STAFF

      The Company's business is labor intensive. The Company's success will depend in large part upon its ability to attract, retain, train and motivate highly-skilled employees, particularly project managers and other senior technical personnel. There is significant competition for employees with the skills required to perform the services the Company offers. Qualified project managers and senior technical staff are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that the Company will be successful in attracting a sufficient number of highly-skilled employees in the future, or that it will be successful in retaining, training and motivating the employees it is able to attract, and any inability to do so could impair the Company's ability to adequately manage and complete its existing projects and to bid for or obtain new projects. If the Company's employees are unable to achieve expected performance levels, the Company's business, financial condition and results of operations could be adversely affected.

CUSTOMER CONCENTRATION; DEPENDENCE ON LARGE PROJECTS

      The Company has derived, and believes that it will continue to derive, a significant portion of its revenues from a limited number of large clients. In 1997, the Company's five largest clients accounted for approximately 31% of its revenues, with three clients each accounting for more than 5% of such revenues. The volume of work performed for specific clients is likely to vary from year to year, and a major client in one year may not use the Company's services in a subsequent year. The loss of any large client could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, revenues from a large client may constitute a significant portion of the Company's total revenues in a particular quarter.

      Most of the Company's fixed-price contracts are terminable by the client following limited notice and without significant penalty. The cancellation or a significant reduction in the scope of a large project could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, while the QUADD process is designed as an integrated approach, each stage of the QUADD process represents a separate contractual commitment at the end of which the client may elect not to proceed to the next stage. A decision by any large client not to proceed with a project to the stage anticipated by the Company could also have a material adverse effect on the Company's business, financial condition and results of operations.

VARIABILITY OF QUARTERLY OPERATING RESULTS

      The Company's revenues and earnings may fluctuate from quarter to quarter based on such factors as the number, size and scope of projects in which the Company is engaged, the contractual terms and degree of completion of such projects, any delays incurred in connection with projects, employee utilization rates (particularly utilization rates of employees who specialize in certain third-party applications or architectures and of recently hired employees), the adequacy of provisions for losses, the accuracy of estimates of resources required to complete ongoing projects, and general economic conditions. A high percentage of the Company's operating expenses, particularly personnel and rent, are relatively fixed in advance of any particular quarter. As a result, unanticipated variations in the number, or progress toward completion, of the Company's projects or in employee utilization rates may cause significant variations in operating results in any particular quarter and could result in losses for such quarter. An unanticipated termination of a major project, a client's decision not to proceed to the stage of a project anticipated by the Company or the completion during a quarter of several major client projects, could require the Company to maintain underutilized employees and could therefore have a material adverse effect on the Company's business, financial condition and results of operations.

FIXED-PRICE CONTRACTS

      An important element of the Company's strategy is to enter into fixed-price, fixed-timeframe contracts, rather than contracts in which payment to the Company is determined on a time and materials basis. Consistent with this strategy, the Company intends to provide its ERP system implementation services, which historically have been provided by EXOR on a time and materials basis, on a fixed-price, fixed-timeframe basis. The Company's failure to accurately estimate the resources required for a project (including an ERP system implementation, with respect to which the Company has limited experience) or its failure to complete its contractual obligations in a manner consistent with the project plan upon which its fixed-price, fixed-timeframe contract was based would adversely affect the Company's overall profitability and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has been required to commit unanticipated additional resources to complete certain projects, which has resulted in losses on certain contracts. The Company recognizes that it will experience similar situations in the future. In addition, for certain projects the Company may fix the price before the design specifications are finalized, which could result in a fixed price that turns out to be too low and therefore adversely affect the Company's profitability.

EMERGING MARKETS; DEPENDENCE ON PRINCIPAL SERVICE OFFERINGS

      The Company has derived a significant portion of its revenues from projects based primarily on client/server and Web-based architectures. These markets are continuing to develop and are subject to rapid change. The Company's near-term success is dependent in part on the continued acceptance of information processing systems using client/server and Web-based architectures. Any factors negatively affecting the acceptance of such technology could have a material adverse effect on the Company's business, financial condition and results of operations.

      The Company's success will also depend in part on its ability to develop information technology solutions which keep pace with continuing changes in technology, evolving industry standards and changing client preferences. There can be no assurance that the Company will be successful in addressing these developments on a timely basis or that if addressed the Company will be successful in the marketplace. The Company's failure to address these developments could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

      The markets for the Company's services are highly competitive. The Company believes that it currently competes principally with consulting and software integration firms, application software vendors and internal information systems groups. Many of these companies have significantly greater financial, technical and marketing resources than the Company and generate greater revenues and have greater name recognition than the Company. In addition, there are relatively low barriers to entry into the Company's markets and the Company has faced, and expects to continue to face, additional competition from new entrants into its markets.

      The Company believes that the principal competitive factors in its markets include quality of service and deliverables, speed of development and implementation, price, project management capability and technical and business expertise. The Company believes that its ability to compete also depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain and motivate project managers and other senior technical staff, the development by others of software that is competitive with the Company's products and services and the extent of its competitors' responsiveness to client needs. There can be no assurance that the Company will be able to compete successfully with its competitors.

DEPENDENCE ON KEY PERSONNEL

      The Company's success will depend in large part upon the continued services of a number of key employees, including its founders and co-Chairmen of the Board of Directors and co-Chief Executive Officers, Jerry A. Greenberg and
J. Stuart Moore. The Company's employment contracts with Messrs. Greenberg and Moore and with the Company's other key personnel provide that employment is terminable at will by either party. The loss of the services of either of Messrs. Greenberg or Moore or of one or more of the Company's other key personnel could have a material adverse effect on the Company. In addition, if one or more of the Company's key employees resigns from the Company to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on the Company's business, financial condition and results of operations. In the event of the loss of any such personnel, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its technical knowledge, practices or procedures by such personnel.

INTELLECTUAL PROPERTY RIGHTS

      The Company's success is dependent, in part, upon its proprietary QUADD methodology and other intellectual property rights. The Company relies upon a combination of trade secret, nondisclosure and other contractual arrangements, and copyright and trademark laws to protect its proprietary rights. The Company enters into confidentiality agreements with its employees, generally requires that its consultants and clients enter into such agreements, and limits access to and distribution of its proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.

      A portion of the Company's business involves the development of software applications for specific client engagements. Ownership of such software is the subject of negotiation and is frequently assigned to the client, with the Company frequently retaining a license for certain uses. Issues relating to the ownership of and rights to use software applications can be complicated and there can be no assurance that disputes will not arise that affect the Company's ability to resell or reuse such applications.

      Although the Company believes that its services and products do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future, or that if asserted any such claim will be successfully defended. A successful claim against the Company could materially and adversely affect the Company's business, financial condition and results of operations.

CONCENTRATION OF CONTROL

      Messrs. Greenberg and Moore, the Company's co-Chairmen of the Board of Directors and co- Chief Executive Officers, beneficially own approximately 48% of the Company's outstanding Common Stock. As a result, these stockholders have the ability to substantially influence, and may effectively control, the outcome of corporate actions requiring stockholder approval, including the election of directors. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company.

EFFECTS OF YEAR 2000 ISSUE

         Although the Company does not believe the Year 2000 issue will have a significant impact on the Company's internal operations or on solutions developed by the Company for clients where the Company has provided an express warranty regarding the Year 2000 issue, there can be no assurance that the Company will not experience interruptions of operations because of Year 2000 problems or become involved in disputes with clients regarding Year 2000 problems involving solutions developed or implemented by the Company or the interaction of such solutions with other applications. Year 2000 problems could require the Company to incur unanticipated expenses, and such expenses could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the purchasing patterns of clients or potential clients may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase services offered by the Company.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

         The Company's revenues and results of operations will be influenced by general economic conditions prevailing in the United States. In the event of a general economic downturn or a recession in the United States, the Company's clients and potential clients may substantially reduce their information technology and related budgets. Such an economic downturn may materially and adversely affect the Company's business, financial condition and results of operations.

POSSIBLE VOLATILITY OF STOCK PRICE

      The trading price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, changes in earnings estimates by analysts, announcements of new contracts or service offerings by the Company or its competitors, general economic or stock market conditions unrelated to the Company's operating performance and other events or factors.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

      The Company will bear all costs (excluding any underwriting discounts and commissions or expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, fees and expenses of accountants for the Company, and blue sky fees and expenses.

                                 THE ACQUISITION

      Pursuant to a stock purchase agreement (the "Purchase Agreement"), dated as of December 4, 1997, by and among the Company and the Selling Stockholders, the Company acquired all of the outstanding common stock of EXOR on December 15, 1997. As payment for the purchase price, the Company issued 611,738 shares of its Common Stock to the Selling Stockholders (as adjusted to reflect a two-for-one stock split effected as a 100% stock dividend effective March 9,
1998) (the "Purchase Price Shares").

      The Purchase Price Shares issued by Sapient to the EXOR stockholders in consideration of the EXOR stock were valued at $16 million. Pursuant to the Purchase Agreement, Sapient has agreed to use its best efforts to register with the Securities and Exchange Commission 45% of the Purchase Price Shares at various times during 1998.

                              SELLING STOCKHOLDERS

      The following table sets forth, to the knowledge of the Company, certain information, as of December 22, 1997, with respect to the Selling Stockholders. All share numbers are adjusted to give effect to a two-for-one stock split effected by Sapient as a 100% stock dividend effective March 9, 1998.

      To the Company's knowledge, none of the Selling Stockholders holds any position or office with, has been employed by, or has otherwise had a material relationship with the Company or any of its subsidiaries within the past three years, except that in connection with the acquisition of EXOR, the Company entered into employment agreements with each of Carolyn R. Waygood, formerly President of EXOR, Mark Hallman, formerly Vice President of EXOR, and Boyd Scroggins, formerly Director, Financial Services of EXOR, under which each will perform certain services for the Company through

December 15, 1998. In connection with the Purchase Agreement, each of the Selling Stockholders also entered into certain non-competition and non-solicitation agreements with the Company.

                                Number of          Percentage of                               Number of          Percentage of
                                Shares of            Shares of                                 Shares of            Shares of
                               Common Stock        Common Stock           Number of           Common Stock         Common Stock
                               Beneficially        Beneficially           Shares of           Beneficially         Beneficially
     Name of Selling           Owned Prior        Owned Prior to        Common Stock          Owned After          Owned after
       STOCKHOLDER            TO OFFERING(1)      OFFERING (1)(2)      OFFERED HEREBY        OFFERING(1)(2)      OFFERING (1)(2)
       -----------            --------------      ---------------      --------------        --------------      ---------------

Carolyn R. Waygood               296,388                 1%              44,458              251,930                    1%
Mark Hallman                     168,534                 *               25,280              143,254                    *
Charles M. Waygood               116,230                 *               17,434               98,796                    *
Boyd Scroggins                    30,586                 *                4,588               25,998                    *

----------
* Less than one percent of the number of shares of Common Stock outstanding.

(1) The number of Shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Selling Stockholders have sole voting power and investment power with respect to all Shares listed as owned by the Selling Stockholders. Certain of such shares may be registered in the name of a nominee holder, including, without limitation, Goldman, Sachs & Co.


(2) It is unknown if, when or in what amounts a Selling Stockholder may offer Shares for sale and there can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby. Because the Selling Stockholders may offer all or some of the Shares pursuant to this Offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares that will be held by the Selling Stockholders after completion of the Offering, no estimate can be given as to the amount of the Shares that will be held by the Selling Stockholders after completion of the Offering. However, for purposes of this table, the Company has assumed that, after completion of the Offering, none of the Shares covered hereby will be held by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

      The Shares covered hereby may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (ii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iii) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker-dealers engaged by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders, or from their pledgees, donees, transferees or other successors in interest in amounts to be negotiated immediately prior to the sale.

      In offering the Shares covered hereby, the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

      The Company has agreed with the Selling Stockholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) such time as all of the Shares have been disposed of pursuant to and in accordance with such Registration Statement or (ii) December 15, 1998.

                                  LEGAL MATTERS

      The validity of the Shares offered hereby will be passed upon for the Company by Hale and Dorr LLP.

                                     EXPERTS

      The consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION OF AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE HEREOF.

                                 ---------------

                                TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----

Available Information.................................................    4
Incorporation of Certain Documents
  By Reference........................................................    4
Special Note Regarding Forward-Looking
  Information.........................................................    5
The Company...........................................................    5
Risk Factors..........................................................    6
Use of Proceeds.......................................................   10
The Acquisition.......................................................   10
Selling Stockholders..................................................   10
Plan of Distribution..................................................   11
Legal Matters.........................................................   12
Experts...............................................................   12

                                 ---------------

================================================================================

================================================================================

                               SAPIENT CORPORATION

                                  91,760 SHARES
                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS

                                 --------------

                                 April ___, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in taking possession of or disposing of the Shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange Commission . . ...............    $   718
Legal fees and expenses of the Company.............................    $12,000
Accounting fees and expenses.......................................    $ 5,000
Miscellaneous expenses.............................................    $ 7,282

         Total Expenses............................................    $25,000
                                                                       =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) shall be indemnified by the Registrant against expenses (including attorney's fees) and amounts paid in settlement reasonable incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorney's fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

      Indemnification is required to be made unless the Registrant determines (in the manner provided in its Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

      Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the General Corporation Law of Delaware is amended to expand the indemnification permitted to officers and directors, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

      Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

ITEM 16.    EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION

    5.1     Opinion of Hale and Dorr LLP.

    23.1 Consent of KPMG Peat Marwick LLP (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).

    23.2 Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

    24.1    Power of Attorney (previously filed).

ITEM 17.    UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 9th day of April, 1998.

                                    SAPIENT CORPORATION


                                    By:  /s/ Susan D. Johnson
                                         --------------------------------
                                         Susan D. Johnson
                                         Chief Financial Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Sapient Corporation, hereby severally constitute and appoint Susan D. Johnson, Deborah England Gray, Paul P. Brountas and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sapient Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                  TITLE                                       DATE
             ---------                                  -----                                       ----


                    *                    Co-Chief Executive Officer and Director               April 9, 1998
-------------------------------------    (Principal Executive Officer)
    Jerry A. Greenberg


                    *                    Co-Chief Executive Officer and Director               April 9, 1998
-------------------------------------    (Principal Executive Officer)
    J. Stuart Moore


/s/ Susan D. Johnson                     Chief Financial Officer (Principal Financial          April 9, 1998
-------------------------------------    and Accounting Officer)
    Susan D. Johnson



                    *                    Director                                              April 9, 1998
-------------------------------------
    Carl S. Sloane


                    *                    Director                                              April 9, 1998
-------------------------------------
    Darius W. Gaskins, Jr.


                    *                    Director                                              April 9, 1998
-------------------------------------
    Bruce D. Parker


                    *                    Director                                              April 9, 1998
-------------------------------------
    R. Stephen Cheheyl


By: /s/ Susan D. Johnson
------------------------
        Susan D. Johnson
        Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION

    5.1     Opinion of Hale and Dorr LLP.

    23.1 Consent of KPMG Peat Marwick LLP (incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

    23.2 Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

    24.1    Power of Attorney (previously filed).